Execution Copy
Exhibit 10.2
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 14, 2006 (the “Agreement Date”), is by and between American Processing Company, LLC, a Michigan limited liability company with its principal office located at 30400 Telegraph Road, Suite 200, Bingham Farms, Michigan 48025 (the “Company”), and David Trott, an individual having an office located at 30400 Telegraph Road, Suite 200, Bingham Farms, Michigan 48025 (the “Employee”).
WITNESSETH:
     WHEREAS, the Company is in the business of providing non-legal foreclosure, bankruptcy and eviction processing and related services (the “Business”);
     WHEREAS, the Company desires to employ, retain and utilize the professional experience, ability, services, background and know-how of Employee in connection with its Business; and
     WHEREAS, Employee desires to work for the Company under the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     I. Employment. Subject to the terms and conditions hereof, the Company hereby employs Employee, and Employee agrees to be so employed by the Company. The term of this Agreement shall initially be for a period of two (2) years commencing on the Agreement Date and continuing through to the second anniversary of the Agreement Date (the “Initial Employment Term”). At the conclusion of the Initial Employment Term and any Renewal Term (as defined below) thereafter, this Agreement shall automatically extend and renew for an additional one year period, unless either party gives the other party written notice at least 60 days prior to the end of the then-current term of such party’s intention to not renew this Agreement for the following annual period (each a “Renewal Term” and, collectively with the Initial Term, the “Term”). Each of the Company and Employee acknowledge and agree that Employee’s employment may be terminated by either party at any time, with or without Cause, and with or without notice; provided, however, that in the event that the Company terminates the employment of Employee without “Cause” as defined below (such date of termination shall hereinafter be referred to as the “Termination Date”), the Company shall (i) if the Termination Date occurs prior to the second anniversary of the Agreement Date, continue to pay Employee his Salary for the remainder of the Initial Employment Term in accordance with the general payroll practices of the Company, from which shall be deducted applicable taxes and withholding, (ii) commencing on the last day of the calendar month following the month in which the later of the second anniversary of the Agreement Date or the Termination Date has occurred and on the last day of each of the following eleven (11) months thereafter, pay $21,666.67 (i.e., for an aggregate of Two Hundred Sixty Thousand Dollars ($260,000)) (the “Severance Pay”), from which shall be deducted applicable taxes and withholding, and (iii) provide medical insurance to Employee for twelve (12) months following the Termination Date on the same terms and conditions made available to senior management employees of the Company as of the Termination Date (the “Medical Insurance”). “Cause” means:
          A. Employee has committed an act of dishonesty against the Company that results or is intended to result in gain or personal enrichment of the Employee or has, or is intended to have, a detrimental effect on the reputation of the Business or the Company;
          B. Employee has committed an act or acts of fraud, moral turpitude against the Company or a felony;
          C. any breach by the Employee of any material provision of this Agreement that, if curable, has not been cured by the Employee within ten (10) days of written notice of such breach from the Company;
          D. any intentional act or gross negligence on the part of the Employee (other than an act in good faith and with a reasonable belief that such act was in the best interests of the Company) that has, or is intended to have, a detrimental effect on the reputation of the Business or the Company; or
          E. Employee’s refusal, after notice thereof, to perform specific directives of the President of Dolan Media Company (the “DMC President”) that are reasonable and consistent with the scope and nature of his duties and responsibilities, as set forth herein.
For purposes of clarification, the Employee will not receive the Severance Pay (or, if applicable, Medical Insurance) if he dies or becomes disabled, which shall mean his inability to fulfill his duties under this Agreement for 180 consecutive days due to a mental or physical illness, as determined by the Company in its reasonable discretion.
     II. Duties. Employee’s position with the Company shall be President. As such, Employee shall perform all services as requested by, and report to, the DMC President. Subject to the supervision of the DMC President, Employee shall be responsible for the activities of the Company.
     III. Time and Efforts. Employee shall diligently and conscientiously, during the time he is employed by the Company, devote sufficient time, attention and ability, but, in any event, no less than one-half of his full business time, attention and ability, to the business of the Company and shall faithfully serve the Company. Employee shall fulfill the responsibilities hereby conferred upon him honestly, diligently, in good faith, with his best efforts and in the best interests of the Company.
     IV. Salary. The Company shall pay Employee as compensation for his services at an annual salary level of Two Hundred Sixty Thousand Dollars ($260,000) (the “Salary”) payable in equal installments not less than monthly, from which shall be deducted the ordinary and usual sums for taxes and withholding.
     V. Vacation. Employee shall be entitled to three (3) weeks of paid vacation annually during his employment with the Company to be taken at such times as is mutually agreed to by the Employee and the DMC President.
     VI. Expenses. The Company shall pay or reimburse Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement; provided, however, that the Employee provides the Company with documentation supporting such incurred expenses.
     VII. Other Benefits. During the Employment Period, Employee (and/or his family, as the case may be) shall be entitled to participate in (to the extent all eligibility requirements of general application are met) and receive such benefits under any welfare benefit plans, practices, policies, programs, and arrangements which the Company may make generally available from time to time to its employees, including, but not limited to, medical and hospitalization, group term life insurance, disability insurance, accidental death insurance, and retirement plans. Additionally, the Employee shall be entitled to receive such other fringe benefits as Company may make generally available from time to time to its senior management employees.
     VIII. Life Insurance. In order to protect its investment in the Employee’s expertise, the Company may maintain for its benefit a life insurance policy (the “Policy”) on the life of Employee in such amount and for such term as determined by the Company, the premiums for which the Company will be liable. The Employee agrees to take any actions reasonably required to establish and maintain the Policy in force. The Company agrees to take any actions reasonably requested by the Employee, at the Employee’s sole expense, to cause any Policy in effect at the end of the Term to be transferred to the Employee; provided, however, that the Company will not be liable for any premiums payable or other matters with respect to the Policy after the Term in conjunction with the transfer of the Policy to the Employee.
     IX. Noncompetition. Commencing as of the Agreement Date, while Employee is employed by the Company and for a period of three (3) years thereafter, Employee hereby covenants and agrees that he will not, directly or indirectly, for himself, or as agent or employee of, or on behalf of, or in conjunction with, any person, firm, corporation, entity, or as partner of any partnership, or through any affiliate, or as a member of any limited liability company, or as a shareholder, director, partner, officer or agent of any corporation or entity: (i) enter into or engage in competition with the Company, or enter into or engage in the Business in the States of Illinois, Indiana, Kentucky, Michigan, Ohio, and Wisconsin and any other state in which the Company may hereafter conduct the Business (the “Territory”); or (ii) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, operation or control of any business or venture in the Territory which competes in any manner with the Company, or otherwise engages in the Business; provided, however, that the foregoing restrictions shall not prohibit Employee from owning less than a five percent (5%) equity interest in a publicly held company.
     X. Non Solicitation. Employee hereby covenants and agrees that he will not, while he is employed by the Company and for a period of three (3) years thereafter, directly or indirectly, personally or as an employee, associate, partner, member, manager, agent, owner, investor in the capital stock of any corporation or partnership or other entity, operator or otherwise, or by means of any corporate or other device, entice away, employ or solicit for employment any current employee of any member of the Company (each a “Member,” and collectively, the “Members”) or of the Company or any former employee of any Member of the Company or of the Company who was employed by such Member or the Company within one (1) year of the date of such enticement, employment or solicitation.
     XI. Confidentiality. Employee acknowledges that certain of the Company’s business information is confidential. Therefore, while Employee is employed by the Company and thereafter, Employee agrees that he will not use, exploit, reveal, divulge or make known to any person, firm, company, corporation or other entity, any information or materials supplied to him by the Company or supplied by any Member to him or to the Company. Such information shall include, but is not limited to, accounting and financial information, including the Members’ and the Company’s revenues, profits and losses, trade secrets, forms, customer lists, pricing, operating records, marketing strategies, processes, plans, business practices and strategies, sales information and commercial and other information or data, whether communicated in writing, orally, or by observation or other sensory detection (the “Proprietary Information”). The Proprietary Information of each of the Members and the Company shall also include all letters, memoranda, notes, reports and other documents containing or referencing the Proprietary Information, and all copies, reproductions, and extracts thereof, prepared by the Members, the Company, and the Company’s employees or agents. Employee, however, shall have the right to communicate the Proprietary Information as is necessary to fulfill his duties under this Agreement. Further, the obligation with regard to confidentiality and non-use contained in this Section shall not extend to any Proprietary Information which:
          A. At the time of disclosure is, through no fault of Employee, in the public domain or thereafter becomes part of the public domain by publication or otherwise through no fault of Employee;
          B. That Employee can establish was properly in Employee’s possession prior to the time of the disclosure to Employee;

          C. Is independently made available to Employee by a third party who has not violated a confidential relationship with a Member or the Company; or
          D. Is required to be disclosed by law; provided, however, that Employee uses his best efforts to timely inform the Member or the Company, as the case may be, and cooperate with the Member or the Company in their attempt by appropriate legal means to limit such disclosure.
     The exclusions enumerated above shall not apply to any specific information merely because it is included in more general non-proprietary information, nor to any specific combination of information merely because individual elements, but not the combination, are included in non-proprietary information.
     XII. Assignment of Inventions.
          A. The Employee hereby assigns and agrees to assign to the Company without additional consideration, all of the Employee’s right, title and interest in and to any and all inventions, designs, discoveries, works of authorship, creations, ideas, developments, improvements or software in or to which the Employee may have acquired or may acquire rights in whole or in part solely as a result of his relationship with the Company, and the Employee hereby agrees to sign such documents and do such acts as may be reasonably necessary to accomplish such assignment.
          B. The Employee acknowledges that any computer programs, documentation, works of authorship or other copyrightable works created in whole or in part by the Employee and related to the Business of the Company during the period the Employee was providing services for or on behalf of the Company shall be considered “works made for hire” under U.S. Copyright Act, 17 U.S.C. 101 and shall become part of the Proprietary Information.
          C. During the one (1) year period following the date the Employee ceases to provide services to the Company, the Employee shall notify the Company of all patents and copyrights applied for by the Employee and shall provide the Company with a description of such patents and copyrights sufficient to enable the Company to determine whether the works over which they are claimed relate to, or are derived from, the Proprietary Information.
          D. The Employee agrees never to institute any suit, charge, complaint or action, at law or in equity, anywhere, including, but not limited to, any court of the United States or any state thereof or any administrative agency of either the United States or any state, county or municipality thereof or before any other tribunal, public or private, against the Company or any of its employees based upon a claim that the Company has infringed upon the Employee’s right, title or interest in or to any inventions, designs, discoveries, works of authorship, creations, ideas, developments, improvements or software related to the Business or the Company in or to which the Employee may have acquired or may acquire rights during his relationship with the Company.
     XIII. Reasonableness. Employee acknowledges and agrees that Employee has weighed all the facts, conditions and circumstances pertaining to this Agreement and that all of the provisions of this Agreement are reasonable. Employee agrees not to contest the validity of any provision of this Agreement and waives any and all rights Employee may have to bring any claim, action or suit or to raise any defense regarding the validity and reasonableness of this Agreement or any provision herein.
     XIV. Injunctive Relief. Employee agrees that the remedy of monetary damages for any breach or threatened breach of the covenants of Sections 9, 10, 11 and 12 of this Agreement will be inadequate to remedy fully the breach because any breach or attempted breach by Employee would cause immediate, substantial and irreparable loss of business and profits to the Company or the Members in an amount which would be impossible to ascertain. Accordingly, in the event of any breach or threatened breach of any of said covenants by Employee, in addition to any and all other legal and equitable remedies which may be available, including suit for recovery of actual damages, the Company, and/or any affiliate of the

Company, or any successor of the Company, or the Members, shall be entitled to preliminary and permanent injunctive relief, without the necessity of posting a bond or other security and proving actual loss of business by reason of such breach and, to the extent permissible under the applicable law, a temporary restraining order shall be granted immediately on commencement of any such suit by the Company or the Members. Employee hereby waives any right to notice of any application by the Company or the Members for such an order.
     XV. Validity. If any section, sentence, clause or other provision of this Agreement, or the application of such provision, is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed to be modified in a manner consistent with the intent of such original provision, so as to make it valid and enforceable, and this Agreement, and the application of such provision to persons or circumstances other than those with respect to which it would be invalid or unenforceable, shall not be affected thereby.
     XVI. Corporate Opportunity. Employee agrees that during the term hereof he will not take any action which might divert from the Company or any affiliate of the Company any opportunity which would be within the scope of any of the present or future businesses of the Company or any of its subsidiaries or affiliates (which future businesses have been approved by the Company’s manager (the “Manager”)), the loss of which would have, in the reasonable judgment of the Manager, an adverse effect upon the Company, unless the Manager shall have given prior written approval.
     XVII. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement, except as otherwise expressly provided herein.
     XVIII. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership, company, corporation or other entity which may acquire substantially all of the Company’s assets or business, or with or into which the Company may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit and be binding upon Employee, his heirs, distributees and personal representatives.
     XIX. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be effective upon receipt if hand delivered or sent by facsimile transmission and confirmed by U.S. mail and shall be effective one business day after sending by a nationally recognized overnight delivery service. Any notice given in a manner not contemplated above shall be effective when received by the other party. For the purposes of this Section, the addresses of the parties shall be as set forth in the preamble of this Agreement. Any party may change the address to which such communications are to be sent by notice to the other parties as provided herein.
     XX. Waiver. Failure of either party to insist in any one or more instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.
     XXI. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.
     XXII. Governing Law; Forum. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the parties hereto agrees that any legal or equitable action or proceeding with respect to this Agreement shall be brought only in any court of the State of Michigan, or in any court in the United

States of America sitting in Michigan, and each of the parties hereto hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to such party’s person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to or the mailing thereof by registered or certified mail, postage prepaid to each party at such party’s address set forth above or as changed as provided in Section 19. Nothing in this Section shall affect the right of any party hereto to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.
     XXIII. Headings. The headings are to be used solely for convenience of reference and are not to be used in construing or interpreting this Agreement.
     XXIV. Survival. Notwithstanding anything to the contrary herein, (i) Sections 9, 10, 11, 12, 14, 15 and 24 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any covenant or other provision contained in this Agreement.
     XXV. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others.
     XXVI. Deliveries. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such other agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto or to any such other agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
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Signature Page Follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

AMERICAN PROCESSING COMPANY, LLC

By: DOLAN APC LLC Its: Manager

By:	/s/ James P. Dolan

Name: James P. Dolan Title: President

DAVID A. TROTT

/s/ David A. Trott